Exhibit 10

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is made and entered into as of [                    ], 2006, by and between Avicena Group, Inc., a Delaware corporation (the “Company”), and the undersigned prospective investor (the “Investor”) who is purchasing the Company’s units, each unit (“Unit(s)”) comprised of (i) one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the rights, privileges, preferences and restrictions set forth in the Certificate of Designations of the Company, in substantially the form attached hereto as Exhibit A, and (ii) a warrant (“Warrant(s)”) to purchase 0.5 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in substantially the form attached hereto as Exhibit B.

ARTICLE I

PURCHASED SECURITIES; CLOSING

1.1 Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, the Investor desires to purchase from the Company the number of Units (the “Subscription”) indicated on Schedule 1.1 hereto for the aggregate investment amount so indicated (the “Subscription Amount”). The Subscription Amount is referred to in this Agreement as the “Aggregate Purchase Price.” Subject to the terms and conditions of this Agreement, the Company shall sell to the Investor a number of Units equal to the Aggregate Purchase Price divided by $5.00. The Units actually purchased are hereafter referred to as the “Purchased Securities.” The shares of Preferred Stock actually purchased are hereafter referred to as the “Shares” and the shares of Common Stock issuable upon proper exercise of the Warrant actually purchased are hereafter referred to as the “Warrant Shares.”)

1.2 Payment of Subscription Amount. Within two (2) business days of the date of this Agreement, the Investor shall deliver the Subscription Amount by wire transfer to the Company, in accordance with the wire transfer instructions attached hereto as Exhibit C.

1.3 Binding Effect of this Agreement. The Investor acknowledges and agrees that this Agreement shall be binding upon the Investor upon the submission to the Company of the Investor’s signed counterpart signature page to this Agreement. The Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Investor hereunder.

1.4 Delivery of Purchased Securities at Closing.

(a) The completion of the purchase and sale of the Purchased Securities (the “Closing”) shall occur, subject to the satisfaction or waiver of the conditions set forth in Sections 1.5 and 1.6 (other than those intended to be satisfied at the Closing), on a date to be mutually agreed upon by the Company and the Company within five (5) business days from the date of execution hereof at the offices of Sachnoff & Weaver, Ltd., 10 S. Wacker Drive, Chicago, Illinois 60606, or such other time, date or place as agreed upon by such parties. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”

(b) At the Closing, (i) the Company shall deliver to the Investor one or more stock certificates registered in the name of the Investor, or in such name of nominee(s)

designated by the Investor in writing, representing the number of Shares, (ii) the Company shall deliver a fully executed Warrant to purchase the number of Warrant Shares, against payment of the Aggregate Purchase Price as set forth in Section 1.1.

1.5 Conditions to the Company’s Obligation to Complete Purchase and Sale. The Company’s obligation hereunder to transfer and sell the Purchased Securities to the Investor at Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time, in its sole discretion, by providing the Investor with prior written notice thereof:

(a) Payment of Purchase Price. The Investor shall have delivered to the Company the Aggregate Purchase Price by wire transfer, in accordance with the wire transfer instructions attached hereto as Exhibit C; and

(b) Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article III hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Investor shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date.

1.6 Conditions to the Investor’s Obligation to Complete Purchase and Sale. The obligation of the Investor hereunder to purchase the Purchased Securities from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time, in its sole discretion, by providing the Company with prior written notice thereof:

(a) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date;

(b) No Litigation. On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened against the Company which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d) Material Adverse Effect. No material adverse effect on the business, assets, financial condition, prospects or results of operations of the Company and no event that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect shall have occurred at or before the Closing Date (any such effect or event being a “Material Adverse Effect”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor, as follows:

2.1 Subsidiaries; Organization. The Company has no subsidiaries as defined by Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Company is duly organized and validly existing and, except for the Company’s failure to hold an annual stockholders’ meeting in 2004 and 2005 as required by Delaware law, is in good standing under the laws of the jurisdiction of its incorporation or organization. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so registered or qualified would have a material adverse effect upon the business, assets, financial condition, prospects or results of operations of the Company, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or registration or qualification.

2.2 Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Investor, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including good faith and fair dealing.

2.3 Non-Contravention. The execution and delivery of this Agreement, the sale of the Purchased Securities, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, bylaws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Purchased Securities to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

2.4 Reporting Status. With the exception of former director Joseph Galda’s failure to timely file a Form 4 reporting a sale of his Common Stock in September 2006, the Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12-month period preceding the date of this Agreement. As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by this Agreement or any agreement relating hereto) that requires the filing of a Form 8-K after the Closing. The following documents complied as to form in all material respects with the United States Securities and Exchange Commission’s (“SEC”) requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document (as defined below):

(a) The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Form 10-KSB”);

(b) The Company’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2006 and June 30, 2006 (the “Forms 10-QSB” and together with the Form 10-KSB, the “Periodic Reports”); and

(c) all other documents, including the exhibits thereto, filed by the Company with the SEC since date of the filing of its latest Form 10-QSB, pursuant to the reporting requirements of the Exchange Act.

2.5 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 105,000,000 shares of capital stock, of which 100,000,000 shares are designated Common Stock and 5,000,000 shares are designated Preferred Stock. As of September 15, 2006, there were approximately 51,082,616 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. As of September 15, 2006, 246,926 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options issued by the Company to certain former and current employees, consultants and directors of the

Company. As of September 15, 2006, 666,667 shares of Common Stock were reserved for issuance upon exercise of warrants issued by the Company. The Company may issue additional warrants or Common Stock to certain service providers in payment for services rendered. The Company has an obligation to issue to Alchemy Alternatives, Inc. (“Alchemy”) 3,000 shares of its Common Stock upon registration of a third party’s stock with the SEC. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with federal and U.S. state securities laws. Other than as disclosed in the SEC Documents, and except as set forth above, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal, agreements, commitments or similar rights for the purchase or acquisition from the Company any securities of the Company. The Shares to be sold pursuant to this Agreement are and will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. Assuming proper exercise of the Warrant and payment in accordance with the terms of the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, the Warrant, or the Warrant Shares. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the sale of the Purchased Securities. Except as set forth in the SEC Documents and except for Alchemy’s piggyback registration right, no holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a registration statement with the SEC.

2.6 Legal Proceedings. Except as disclosed in the SEC Documents, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, overtly threatened against the Company wherein an unfavorable decision, ruling or finding would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.

2.7 No Violations. Except for the Company’s failure to hold an annual stockholders’ meeting in 2004 and 2005 as required by Delaware law, the Company is not: (i) in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, (ii) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

3.1 Securities Law Representations and Warranties.

The Investor represents, warrants and covenants to the Company as follows:

(a) is not a U.S. person (as defined in Rule 902(o) of the Securities Act) and is not acquiring the Units or the Unit’s underlying securities (the “Underlying Securities”) purchased hereunder for the account or benefit of any U.S. person;

(b) will resell the Units and Underlying Securities hereunder only in accordance with (i) the provisions of Regulation S promulgated under the Securities Act (“Regulation S”), (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act, and only in compliance with the terms and provisions of this Agreement; and agrees not to engage in hedging transactions unless in compliance with the Securities Act; and

(c) will not offer or sell the Units or Underlying Securities purchased hereunder to a U.S. person or to or for the account or benefit of a U.S. person prior to the expiration of the one-year period after the Closing Date.

3.2 Legends.

(a) It is understood that certificates evidencing the Preferred Stock and the Common Stock underlying the Preferred Stock and Warrants shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

(b) It is understood that the Warrants shall bear the following legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

(c) If required by the authorities of any state in connection with the issuance or sale of the Purchased Securities or the Warrant Shares, the certificates representing the Purchased Securities and the Warrant Shares will also bear the legend required by such state authority.

3.3 Restricted Securities. The Investor understands that the Purchased Securities, and any Warrant Shares which hereafter may be issued upon exercise of the Warrant, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a pubic offering and that under such laws and applicable regulations such securities may not be resold unless registered pursuant to the Securities Act, or an exemption from registration is available therefrom. In connection with any transfer of the Purchased Securities, other than pursuant to an effective registration statement, or pursuant to Rule 144(k), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

3.4 Authorization; Enforcement; Validity. The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Certain Trading Limitations. The Investor (i) represents that on and from the date the Investor first became aware of the offering documented by this Agreement until the date hereof he, she or it has not and (ii) covenants that for the period commencing on the date hereof and ending on the effective date of the Registration Statement, Investor will not: engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) Common Stock by the Investor or any other person or entity in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

3.6 No Sale of Shares. The Investor hereby covenants with the Company not to make any sale of the Shares without (i) complying with the provisions of this Agreement, including Section 5.2 hereof or (ii) without satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that, subject to the limitations of Section 5.2, it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

3.7 Registration Statement Questionnaire. The Investor has completed or caused to be completed the Registration Statement Questionnaire attached hereto as Exhibit D and on the signature page for use in preparation of the Registration Statement and the answers to such Questionnaire and on such signature page are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Investor shall be entitled to update such information by providing written notice thereof to the Company prior to the effective date of the Registration Statement.

3.8 No Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Purchased Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Securities.

3.9 Disclosure of Information. The Investor’s decision to tender this offer and purchase the Shares has not been made as a result of any verbal or written representation as to factual or other matters made by or on behalf of the Company, or any other Person and is based entirely upon currently available public information concerning the Company. The Investor has had a opportunity to receive and review all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company and its business, to the extent such information is not material nonpublic information, and the terms and conditions of the offering documented by this Agreement. The Investor acknowledges that it has had access to the SEC Filings through the EDGAR filing system and that the Investor has had a meaningful opportunity to review the SEC Filings. The Investor acknowledges that it has been afforded the opportunity to obtain such additional information, other than material nonpublic information, that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.10 No General Solicitation. In connection with the offering documented by this Agreement, the Investor did not learn of the investment in the Purchased Securities through, and is not aware of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act.

3.11 Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

3.12 Limited Ownership. The Investor does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Person(s) have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 4.999% of the outstanding Common Stock or the voting power of the Company on a post transaction basis that assumes that the closing of all sales contemplated by the offering documented by this Agreement shall have occurred.

ARTICLE IV

COVENANTS OF THE COMPANY

4.1 Form 8-K; Press Release. No later than one business day after the Closing Date, the Company agrees to issue a press release and to file with the SEC a Current Report on Form 8-K disclosing the sale of the Units to Investor under this Agreement. Upon the issuance of such press release and filing of such Current Report, to the knowledge of the Company, the Investor will not be in possession of any material, nonpublic information regarding the Company or its Common Stock. The Company agrees that, after the issuance of such press release and filing of such Current Report, none of the Company’s communications to the Investor will include material, nonpublic information, unless otherwise agreed by the Company and the Investor in accordance with law.

4.2 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to Article V and receipt by the Company of the Investor’s written confirmation that the Purchased Securities will not be disposed of except in compliance with the prospectus delivery requirements of the Securities Act or (ii) delivery to the Company of a representation letter in customary form that Rule 144(k) has become available or (iii) delivery to the Company of a representation letter in customary form, to the effect that one year has elapsed since the Closing Date (in the case of Shares) or since the date of exercise of the applicable Warrant (in the case of Warrant Shares) and the Investor proposes to effect sales in compliance with the volume, manner of sale and notice requirements of Rule 144, further accompanied by a legal opinion, in form and substance reasonably satisfactory to the Company, then the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Investor’s Securities (but not in excess of the amounts which may be sold in any 3-month period under Rule 144 in the case of a representation letter and legal opinion delivered in accordance with clause (iii) above) to be replaced with certificates which do not bear such restrictive legends.

ARTICLE V

REGISTRATION RIGHTS; COMPLIANCE WITH THE SECURITIES ACT; INDEMNIFICATION

5.1 Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of the Registration Statement Questionnaire from the Investor, use commercially reasonable efforts to prepare and file with the SEC, within twelve months of December 31, 2006, a registration statement (the “Registration Statement”) to enable the resale of the Registrable Shares by Investor. “Registrable Shares” means Underlying Common Stock and Warrant Shares held by the Investor. “Underlying Common Stock” shall mean the Common Stock into which the Shares may be converted. Shares and Warrant Shares shall cease to be Registrable Securities on the date on which such Common Stock ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, expiration of the Warrants or otherwise);

(b) use commercially reasonable efforts, subject to receipt of necessary information from the Investor, including the Registration Statement Questionnaire, to cause the Registration Statement to become effective;

(c) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the “Registration Period”) not exceeding, with respect to the Investor’s Registrable Shares, the earliest of (i) December 31, 2008 and (ii) the date on which all Registrable Shares then held by the Investor may be sold or transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 of the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, and (iii) such time as all Registrable Shares held by the Investor have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(d) during the Registration Period, promptly furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor;

(e) during the Registration Period, promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures in paragraph (a) through (c) of this Section 5.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing (including printing certificates for the Registrable Shares and Prospectuses); (iv) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that the Investor shall be responsible for paying the underwriters’ commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Investor’s Registrable Shares. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); and

(g) advise the Investor, within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Shares under state securities or “blue sky” laws; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

5.2 Transfer of Shares; Suspension.

(a) The Investor agrees that it will not effect any Disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 5.1 or in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall, at all times during the Registration Period, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) provide the Investor copies of any documents filed pursuant to Section 5.2 (b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 5.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the good faith determination by the Board of Directors of the Company that the delay of disclosure of material, non-public information concerning a material corporate event is in the best interests of the Company, so long as the Company has implemented prohibitions on securities transactions by its officers and directors during the resulting Suspension period; or (v) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a notice in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension, the Company will use its commercially reasonable efforts, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor.

(d) Notwithstanding the foregoing paragraphs of this Section 5.2, the Investor shall not be prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions for more than 30 consecutive days or for a total of 60 days in any twelve-month period.

(e) In the event of a sale of Registrable Shares by the Investor under the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit G, so that the Registrable Shares may be properly transferred.

5.3 Indemnification. For the purpose of this Section 5.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1 and the term “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Investor or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Investor and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Investor or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement or the Prospectus, or (B) the failure of the Investor to comply with the covenants and agreements contained in this Agreement respecting resale of the Shares, or (C) the inaccuracy of any representations made by the Investor in this Agreement or (D) with respect to clause (ii) above only, any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor before the pertinent sale or sales by the Investor.

(b) Indemnification by the Investor. The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who sign the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i)

any failure on the part of the Investor to comply with the covenants and agreements contained in this Agreement respecting the sale of the Registrable Shares or (ii) the inaccuracy of any representation or warranty made by the Investor in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein; provided, however, that the Investor shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Investor has delivered to the Company in writing a correction at least five business days before the occurrence of the transaction from which such loss was incurred. The Investor will reimburse the Selling Shareholders and the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 5.3(b). Notwithstanding anything to the contrary contained herein, the Investor shall be liable under this Section 5.3(b) for only that amount as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Shares pursuant to the Registration Statement.

(c) Indemnification Procedure.

(i) Promptly after receipt by an indemnified party under this Section 5.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.3 or to the extent it is not prejudiced as a result of such failure.

(ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 5.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action), or

(2) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 5.3, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Investor from the sale of the Registrable Shares, unless such obligation has resulted from the gross negligence or willful misconduct of the Investor.

(d) Contribution. If a claim for indemnification under this Section 5.3 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 5.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.3, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds from the sale of Registrable Shares by the Investor exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

6.1 Notices. all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

if to the Company, to:

Avicena Group, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, CA 94301

Facsimile: 617-300-6707

Attn: Belinda Tsao-Nivaggioli

with a copy to:

Sachnoff & Weaver, Ltd.

10 S. Wacker Drive

Chicago, IL 60606-7507

Facsimile: 312-207-6400

Attn: Lance R. Rodgers

If to the Investor, to the address set forth on the signature page to this Agreement.

6.2 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

6.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

6.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.5 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.

6.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings.

6.8 Finders Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction

6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

6.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, executors and administrators and permitted assigns of the parties hereto. With respect to transfers that are not made pursuant to the Registration Statement, but are otherwise made in accordance with all applicable laws and the terms of this Agreement, the rights and obligations of the Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Securities who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Securities transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement as if such transferee was the Investor. For purposes of this Agreement, a “Permitted Transferee” shall mean either (i) any Person who is not a “U.S. Person,” as that term is defined in Rule 903 of the Securities Act; or (ii) any Person who an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is a transferee of Underlying Securities representing or convertible into at least 100,000 shares of Common Stock. Upon any transfer permitted by this Section 6.10, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee was the Investor.

6.11 Expenses. Each party hereto shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

6.12 Exculpation. Each party to this Agreement acknowledges that Sachnoff & Weaver, Ltd. represented only the Company in the offering contemplated by this Agreement and has not represented the Investor.

Defined Terms –

Aggregate Purchase Price – Section 1.1

Agreement – Introductory paragraph

Alchemy – Section 2.5

Closing and Closing Date – Section 1.4(a)

Common Stock – Introductory paragraph

Company – Introductory paragraph

Disposition – Section 3.5

Exchange Act – Section 2.4

Form 10-KSB – Section 2.4(a)

Forms 10-QSB – Section 2.4(b)

Investor – Introductory paragraph

Material Adverse Effect – 1.6(d)

Periodic Reports – Section 2.4(b)

Permitted Transferee – Section 6.10

Preferred Stock – Introductory Paragraph

Purchased Securities – Section 1.1

Prospectus – Section 5.3(a)

Registrable Shares – Section 5.1(a)

Registration Period – Section 5.1(c)

Registration Statement – Section 5.1(a)

Regulation S – Section 3.1(b)

SEC – Section 2.4

Securities Act – Section 2.1

Shares – Section 1.1

Subscription – Section 1.1

Subscription Amount – Section 1.1

Suspension and Suspension Notice – Section 5.2(c)

Underlying Common Stock – Section 5.1(a)

Underlying Securities – Section 3.1(a)

Unit or Units – Introductory paragraph

Warrant or Warrants – Introductory paragraph

Warrant Shares – Section 1.1

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

AVICENA GROUP, INC.

By:
Name:	Belinda Tsao-Nivaggioli
Title:	Chief Executive Officer

“INVESTOR”

(print full legal name of Investor)

By:
(signature of authorized representative)

Name:

Its:

Address:

Telephone:

Fax:

Email:

Address where Shares should be sent (if different from above)

Schedule 1.1

Purchased Securities

Name of Purchaser	Total Dollar Amount of Investment	Number of Units Purchased @ $5.00 per Unit

Exhibit A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

AVICENA GROUP, INC.

Avicena Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended and restated (the “Certificate of Incorporation”), and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board duly adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Five Million (5,000,000) shares of Series A Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that pursuant to the authority granted to the Board by the Certificate of Incorporation, the Board hereby designates Five Million (5,000,000) shares of Preferred Stock out of the Corporation’s authorized but unissued Preferred Stock, $0.001 par value per share (“Preferred Stock”), Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), and will have the following relative rights, preferences, and limitations.

Section 1. Rank.

The Series A Preferred shall, with respect to dividend rights and rights on liquidation, rank prior to the Junior Securities.

Section 2. Dividend Rights.

In preference to the Junior Securities, the holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board, to the extent permitted under the Delaware General Corporation Laws (“DGCL”), dividends payable semi-annually on the last day of June and December beginning in 2007 (each such day being a “Dividend Payment Date”). Such dividends shall be paid to the holders of record of Series A Preferred at the close of business on the date specified by the Board at the time such dividend is declared; provided, however, that such date shall not be more than sixty days nor less than ten days prior to the respective Dividend Payment Date. Each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared, whether or not the Corporation has earnings or profits, and whether or not there are funds legally available for the payment of such dividends), without interest, from the first day of the semi-annual period in which such dividend may be payable as herein provided, except that with respect to the first semi-annual dividend, such dividend shall accrue from the date of the issuance of the Series A Preferred. The per annum dividend rate on outstanding shares shall be 10% ($0.50) per share; payable only by issuing additional shares of the Series A Preferred at the rate of .10 of a share for each $0.50 of such

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dividend that would otherwise be payable in cash. The Corporation shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series A Preferred, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

Section 3. Liquidation Preference.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $5.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of Series A Preferred and any outstanding shares of any other series of the Preferred Stock having liquidation rights on parity with the shares of the Series A Preferred, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series A Preferred and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full. The consolidation or merger of the Corporation with another Person shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and shall not give rise to any rights provided for in this Section 3. The liquidation payment with respect to each fractional share of the Series A Preferred outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred.

Section 4. Holder Election; Corporation Election; Redemptions.

4A. Holder Election. During the period from January 1, 2010 until December 31, 2010 (the “Holder Election Period”), all holders of Series A Preferred must choose (the “Holder Election”) to either (i) have all of the holder’s then outstanding shares of Series A Preferred (including all accumulated and unpaid dividends accrued thereon pursuant to Section 2) redeemed by the Corporation pursuant to this Section 4; or (ii) convert all of the holder’s then outstanding shares of Series A Preferred (including all accumulated and unpaid dividends accrued thereon pursuant to Section 2) at the Conversion Ratio (hereinafter defined) pursuant to Section 6. The holder shall communicate the holder’s Holder Election by delivering written notice of such election to the Corporation during the Holder Election Period. If the Corporation does not receive written notice of a holder’s Holder Election during the Holder Election Period, the Corporation shall be entitled to make such election for the holder in the Corporation’s sole discretion.

4B. Corporation Election. At any time after December 31, 2008, the Corporation shall be entitled to require that each holder of Series A Preferred choose (the “Corporation Election”), in the holder’s sole discretion, to either: (i) redeem all of the holder’s then outstanding shares of Series A Preferred (including all accumulated and unpaid dividends accrued thereon pursuant to Section 2) pursuant to this Section 4; or (ii) convert all of the holder’s then outstanding shares of Series A Preferred (including all accumulated and unpaid

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dividends accrued thereon pursuant to Section 2) at the Conversion Ratio pursuant to Section 6. The Corporation shall communicate the Corporation Election, if any, by delivering written notice of such election to the holder.

4C. Redemption Amount. Series A Preferred to be redeemed pursuant to this Section 4 shall be redeemed at a price per share of Series A Preferred equal to the Liquidation Value plus any accrued and unpaid dividends through the Series A Redemption Date (the applicable amount being the “Redemption Value”).

4D. Redemption Payments. For each share of Series A Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Series A Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Preferred) an amount in cash equal to the applicable Redemption Value due per Series A Preferred. If the funds of the Corporation legally available for redemption of the Series A Preferred on any Series A Redemption Date are insufficient to redeem the total number of Series A Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred pro rata among the holders of Series A Preferred to be redeemed based upon the aggregate Redemption Value of such Series A Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred, such funds shall immediately be used to redeem the balance of the Series A Preferred which the Corporation has become obligated to redeem on any Series A Redemption Date but which it has not redeemed.

4E. Redemption Timing. A holder of Series A Preferred shall be obligated to surrender all certificates representing the holder’s Series A Preferred within fifteen days of receipt of a Series A Redemption Notice. The Corporation shall be obligated to redeem all shares of Series A Preferred that are subject to a Series A Redemption Notice within fifteen days of receipt of (a) Series A Redemption Notice, if applicable, and (b) all certificates representing the holder’s Series A Preferred.

4F. Status of Series A Preferred and Dividends After Redemption Date. Each share of Series A Preferred shall remain outstanding after the applicable Series A Redemption Date until the holder thereof has received payment in full of the applicable Redemption Value thereof. No share of Series A Preferred shall be entitled to any dividends accruing after the date on which the Redemption Value of such Series A Preferred is paid to the holder of such Series A Preferred. On such date, all rights of the holder of such Series A Preferred shall cease, and such Series A Preferred shall no longer be deemed to be issued and outstanding.

Section 5. Voting Rights.

5A. Ordinary Voting Rights. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, in each case voting as a single class together with the holders of the Common Stock, with each share of Common Stock entitled to one vote per share and each Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

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5B. Series A Preferred Directorship.

(i) In addition to the voting right provided by Section 5A, the holders of Series A Preferred shall have the special right, voting separately as a single class and to the exclusion of all other classes of the Corporation’s stock, to elect an individual to fill one seat on the Board of Directors (the “Series A Preferred Directorship”), to remove any individual elected to the Series A Preferred Directorship and to fill any vacancies in the Series A Preferred Directorship, as approved by the holders of a majority of Series A Preferred. The special right of the holders of Series A Preferred to elect a member of the Board may be exercised at the special meeting called pursuant to this Section 5B, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting.

(ii) At any time, a proper officer of the Corporation shall, upon the written request of the holders of a majority of the Series A Preferred then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred for the purpose of electing a director pursuant to this Section 5B. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation or at such other place designated by the holders of a majority of the Series A Preferred then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of a majority of the Series A Preferred then outstanding may designate in writing one of the holders of Series A Preferred to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for regular meetings of stockholders and shall be held at the Corporation’s principal office, or at such other place designated by the holders of a majority of the Series A Preferred then outstanding. Any holder of Series A Preferred so designated shall be given access to the Series A Preferred stock record books of the Corporation for the purpose of causing a meeting of Series A Preferred stockholders to be called pursuant to this Section 5B.

(iii) At any meeting or at any adjournment thereof at which the holders of Series A Preferred have the special right to elect a director, the presence, in person or by proxy, of a majority of the holders of Series A Preferred shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

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Section 6. Conversion.

6A. Optional Holder Conversion. At any time during the period starting on June 30, 2007 and ending on December 31, 2009, a holder of Series A Preferred may convert all of the holder’s Series A Preferred (including any fraction of a share of Series A Preferred) into an equal number of shares of Common Stock (the “Conversion Ratio”), by delivering written notice of such request (“Series A Conversion Notice”) to the Corporation. After December 31, 2009, a holder of Series A Preferred must make the Holder Election described in Section 4A.

6B. Corporation Election Conversion. The Corporation has the conversion rights provided by Section 4B.

6C. Conversion Procedures.

(i) Within thirty (30) days after delivery of the Series A Conversion Notice or notice of Holder Election or Corporation Election that elects conversion, the holder of the shares to which such notice is subject shall surrender the certificate or certificates representing the Series A Preferred to be converted at the principal office of the Corporation. Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion pursuant to this Section 6. At the time any such conversion has been effected, the rights of the holder of such converted shares Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(ii) The conversion rights of any Series A Preferred subject to redemption hereunder shall terminate on the applicable Series A Redemption Date for such shares of Series A Preferred unless the Corporation has failed to pay to the holder thereof the Redemption Value of such shares of Series A Preferred.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(b) a certificate representing any shares of Series A Preferred that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each

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share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(v) The Corporation shall not close its books against the issuance of Series A Preferred in satisfaction of accrued dividends on Series A Preferred, the transfer of Series A Preferred or of Common Stock issued or issuable upon conversion of Series A Preferred in any manner that interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred, including shares of Series A Preferred issued as dividends. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred, including that issuable on accrued dividends on Series A Preferred thereon.

6D. Adjustment of Conversion Ratio.

(i) In case the Corporation shall (a) pay or make a dividend or other distribution on its Common Stock in shares of Common Stock, (b) subdivide or split the outstanding shares of its Common Stock into a larger number of shares or (c) combine the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Conversion Ratio shall be adjusted to equal the number of such shares to which the holder of one share of Series A Preferred would have been entitled upon the occurrence of such event had such share of Series A Preferred been converted immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of stockholders entitled thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination.

(ii) In case of any capital reorganization or any reclassification of the capital stock of the Corporation (whether pursuant to a merger or consolidation or otherwise), each

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share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series A Preferred was convertible immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board) shall be made for the application of the provisions of this Section 6D with respect to the rights and interests thereafter of the holders of Series A Preferred to the end that the provisions set forth in this Section 6 shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Series A Preferred.

(iii) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation to the entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, each share of Series A Preferred shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which a share of Series A Preferred may have been converted immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6D. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth in this Section 6D for the protection of the rights of the holders of the Series A Preferred shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

(iv) The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6D and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

(v) Notwithstanding the foregoing provisions of this Section 6D, no adjustment to the Conversion Ratio shall be required unless such adjustment would require an increase or decrease in such Conversion Ratio of at least 1%; provided, however, that any adjustments which by reason of this Section 6D are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(vi) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6D, the Corporation at its expense shall promptly

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compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(viii) As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 6D, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Series A Preferred are entitled to receive upon conversion thereof.

6E. Notices. The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

Section 7. Right of Participation.

The holders of Series A Preferred shall be notified of and invited to participate in, but shall have no right to purchase a minimum amount or percentage of, all equity financings of the Corporation.

Section 8. Senior Debt.

The Corporation shall not incur, assume or guarantee indebtedness to a financial institution senior to the Series A Preferred without prior approval of the holders of a majority of the outstanding shares of Series A Preferred.

Section 9. Amendment and Waiver.

No termination, amendment, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Designations without the prior written consent of a majority of the holders of Series A Preferred, based on the number of shares of Series A Preferred outstanding at the time such action is taken; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Person unless the Corporation has obtained the prior written consent of a majority of the holders of Series A Preferred based on the number of shares of Series A Preferred outstanding at the time such action is taken.

Section 10. Definitions.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Junior Securities” means any capital stock or other equity securities of the Corporation to which the Series A Preferred rank prior, including all classes of Common Stock.

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“Liquidation Value” of any share of Series A Preferred as of any particular date shall be equal to the Original Price (as proportionately adjusted for all subsequent stock splits, stock dividends, and other recapitalizations or reclassifications affecting the Series A Preferred).

“Original Price” shall equal, with respect to the Series A Preferred, $5.00 per share.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Series A Redemption Date” as to any share of Series A Preferred means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Redemption Value of such Series A Preferred is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Series A Redemption Notice” shall mean a notice of Holder Election or Corporation Election which elects redemption.

*    *    *    *    *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer, this      day of                     , 2006.

AVICENA GROUP, INC.

Name: Belinda Tsao Nivaggioli, Chief Executive Officer

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Exhibit B

Warrant

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Exhibit C

Company Wire Transfer Instructions

BANK: Bank of America

SWIFT CODE: BOFAUS3N

ABA ROUTING #: 011500010

ACCT. NAME: Avicena Group, Inc.

ACCOUNT #:0050119057

EXHIBIT D

Registration Statement Questionnaire

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	For use in the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement (the “Holder”):

________________________________________________________________________________________________________________________

2.	Please provide the type and amount of securities of the Company that the Holder will own immediately after Closing, including those securities purchased by the Holder pursuant to the Securities Purchase Agreement and those Securities purchased by the Holder through other transactions:

Securities purchased pursuant to the Securities Purchase Agreement:

________________________________________________________________________________________________________________________

Other securities beneficially owned through other transactions:

________________________________________________________________________________________________________________________

3.	Has the Holder had any position, office or other material relationship within the past three years with the Company or its affiliates?

                               Yes                   No

If yes, please indicate the nature of any such relationships below:

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

4.	If the Holder is an entity, identify the individual or individuals who have sole or shared voting or investment power over the Company’s securities owned by such entity:

________________________________________________________________________________________________________________________

5.	Is the Holder a broker-dealer? (indicate “Yes” or “No”)

Is the Holder an affiliate of a broker-dealer? (indicate “Yes” or “No”)

If the answer is yes, except as set forth below, the Holder purchased the shares in the ordinary course of business, and at the time of the purchase of the securities to be resold, the Company had no agreements or understandings, directly or indirectly, with any person to distribute them.

State any exceptions here:

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. The undersigned agrees to notify the Company of any changes in the foregoing information.

Dated: , 2006

(Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)